                                                                 EXHIBIT 10.25


                                 CHEVROLET-GEO
                       DEALER SALES AND SERVICE AGREEMENT


In reliance upon the Agreement by the parties to fulfill their respective commitments, this Agreement, effective __________, is entered into by General Motors Corporation, Chevrolet Motor Division ("Chevrolet"), a Delaware Corporation and

__________________________________________________________________________, a

                                Dealer Firm Name

         o    __________ corporation, incorporated on __________;

         o    proprietorship;

         o    partnership;

         o    other - specify ___________________________________

doing business at     ___________________________________________

                      ___________________________________________("Dealer").


                          OVERVIEW AND PURPOSE OF THE
                CHEVROLET-GEO DEALER SALES AND SERVICE AGREEMENT

The principle purposes of this Agreement are to:

A. A thorize the Dealer to sell and service Chevrolet and Geo products and to represent itself as a Chevrolet-Geo Dealer.

B. Provide a framework within which Dealer and Chevrolet may accomplish their mutual objectives.

C. Provide a means whereby Chevrolet and Dealer may identify specific sales, CSI, facility and other requirements by which Dealer's performance under this Agreement may be evaluated.

D. Identify other commitments, rights and responsibilities of Chevrolet and Dealer.

Achieving Chevrolet's vision of market leadership while exceeding customer expectations in selling and serving Chevrolet and Geo products is dependent in a large part upon the maintenance of a quality network of authorized Dealers. Since Dealer represents Chevrolet and Geo to the public, it is fundamental to the success of Chevrolet that Dealer maintain its operations facilities and business methods in a manner which will support the Chevrolet-Geo Dealer Agreement. Chevrolet will conduct its operations and provide assistance, as practicable within the scope and terms of this


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GMMS 1012-2
USA 11-95
CHEV 05/31/94


Agreement, to assist Dealer to accomplish the requirements of this Agreement and the Chevrolet vision. Chevrolet will from time to time provide instructions, programs, requirements and suggestions developed in accordance with this Agreement to both supplement the Agreement and assist Dealer and Dealer network.

Chevrolet's vision is to be. . . America's automotive leader. . . providing Total Customer Enthusiasm through:

         o    Empowered people.
         o    Exceptional products.
         o    Excellent purchase and ownership experience.

providing outstanding value and a superior return on investment for all stakeholders.

                               TERM OF AGREEMENT

First
This agreement shall expire on __________ or ninety days after the death or incapacity of a Dealer operator or Dealer owner, whichever occurs first, unless earlier terminated. Dealer is assured the opportunity to enter into a new Dealer Agreement with Chevrolet at the expiration date if Chevrolet determines Dealer has fulfilled its obligations under this agreement. Dealer will be provided notice of possible nonrenewal of the agreement in accordance with
Article 13.2 of the standard provisions in order that Dealer may correct any failure or breach of the Dealer Agreement prior to its expiration or nonrenewal. If the breach of the agreement or failure to perform the conditions of the agreement is corrected to the satisfaction of Chevrolet, a replacement agreement will be offered at the appropriate time.

                              STANDARD PROVISIONS

Second
The "Standard Provisions" (Form GMMS-1013) are incorporated as part of this agreement.


                                DEALER OPERATOR

Third
Dealer agrees that the following Dealer operator will provide personal services in accordance with Article Two of the Standard Provisions.


_______________________________________________________________________________

_______________________________________________________________________________

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GMMS 1012-3
USA 11-95
CHEV 05/31/94


Fourth
Chevrolet and dealers recognize that the decisions made by Chevrolet Motor Division directly impact the business and livelihood of its Dealer Body as well as the ultimate satisfaction of its customers. Chevrolet, in accord with members representing the Chevrolet dealer body, seek to enhance its decision making process by establishing certain methods for the inclusion of the collective Dealer Body input in all areas d rectly affecting our mutual business concerns. The forum for this is generally provided through three principle processes: The National Dealer Council, The National Dealer Council Work Teams, and The Partnership Council.

A.       NATIONAL DEALER COUNCIL

         The purpose of the National Dealer Council is to establish a forum for Chevrolet and its dealers to partner in determining Chevrolet's future direction and strategies. Council members will participate in work teams and other joint policy-making groups affecting our business. Much progress has been made as a result of the National Dealer Council involvement, and Chevrolet is committed to ensuring that this avenue continues.

o The National Dealer Council will consist of elected Chevrolet dealer representatives from each Zone and serve a three year term. A dealer operator must have at least three years experience as a Chevrolet dealer and be involved in the day to day operations of the dealership business in order to qualify for election.

o Council representatives will communicate with the dealer body in the Zone they are representing by providing feedback on dealer council activities and informing the Dealer Council and Chevrolet of dealer body concerns.

o Dealer Council formally convenes up to three times a year. Individual Council members may be asked to attend additional meeting throughout the year in connection with their team assignments. Dealer Council members will serve on work teams and participate in the decision making process with Chevrolet Motor Division.

o Any training deemed necessary by the National Dealer Council to assist in fulfilling their responsibilities will be provided by Chevrolet.

B.       NATIONAL DEALER COUNCIL WORK TEAMS

         National Dealer Council representatives, Chevrolet/GM management, and Chevrolet Dealers will serve jointly on work teams which are created to focus on issues of mutual concern to dealers and Chevrolet. The work teams will utilize the consensus decision making process to achieve a best value decision depending on the defined role of each group and the requirements of each issue under consideration.

o Work teams will cover areas such as: Dealer Organization, Education and Training, Product, Service/Parts, Distribution, Sales/Financial, Marketing, and Total Customer Enthusiasm.


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GMMS 1012-4
USA 11-95
CHEV 05/31/94


         The National Dealer Council and Chevrolet may establish, change or discontinue teams as deemed necessary.

o Dealers may serve on a work team for up to a three year term. Meetings will take place on an as needed basis through phone conversations, fax system, or in person.

C.       PARTNERSHIP COUNCIL

         The responsibility of the Partnership Council is to coordinate work team structures and activities of the National Dealer Council. The Partnership Council is comprised of an equal number of Chevrolet Dealer Council members and Chevrolet representatives which operate as a policy making body. The Partnership Council will also address issues from the National Dealer Council and inform the necessary work teams as needed.

                                  SALES REVIEW

Fifth
The decision by Chevrolet to enter this agreement is based, in part, on Dealer's commitment to effectively sell and promote the purchase, lease and use of Chevrolet and Geo vehicles by consumers in Dealer's area of primary responsibility. At least once each year, Chevrolet will provide Dealer a written report on Dealer sales performance. The report will compare the Dealer's retail sales to available retail market opportunity, by segment in the Dealer's area of primary responsibility or area of geographic sales and service advantage, whichever is applicable to determine the Dealer's sales performance.

Chevrolet will provide a written explanation of the sales review process to Dealer, in order that Dealer may make business and marketing plans to take full advantage of the market opportunity in Dealer's area of primary responsibility and that Dealer may meet the requirements of Article 5 of the Standard Provisions.

Any material change to the process will be determined in accordance with Paragraph Fourth of the agreement.


              SERVICE AND CUSTOMER SATISFACTION PERFORMANCE REVIEW

Sixth
Chevrolet at least once annually will review the service and customer satisfaction performance of Dealer in a written report or reports. The reports will be based primarily on customer responses to owner survey questions. Chevrolet will periodically provide this information so that Dealer may make business plans to correct any deficiencies and fulfill its obligations under this agreement. The service and customer satisfaction review process is currently under review. Any material change to the process will be determined in accordance with Paragraph Fourth of this agreement.

GMMS 1012-5
USA 11-95
CHEV 05/31/94



                    DEALERSHIP EQUIPMENT, TOOLS AND SOFTWARE

Seventh

a)       Communication Equipment:

To improve Dealer and Chevrolet communications and customer satisfaction, Dealer will install, maintain and use such communications equipment as is designated by Chevrolet in accordance with Article 4.4.5 of the additional provisions. Currently the following items are among those required by the terms of the Dealer Agreement:

         o         GM Dealer Communication System (DCS)
         o         GM PULSAT Network

b)       Tools and Equipment:

Dealer and Chevrolet acknowledge that a properly equipped dealership promotes customer satisfaction and the sale of Chevrolet and Geo products. Chevrolet agrees to provide Dealer with lists of those tools and equipment that Chevrolet regards as essential in accordance with Article 7.2.4 of the Standard Provisions. Dealer agrees that it will acquire and use essential tools and equipment identified by Chevrolet.

c)       New Tool Requirements:

Decisions on additional equipment, tool and communication requirements will be determined in accordance with Paragraph Fourth of the agreement.

d)       Software:

From time to time during the term of this Agreement, GM will make available to Dealer certain information, data, software or firmware ("software") electronically, incorporated into tools or other products or by other means. This Software may be owned outright by GM, or jointly with, or wholly by, a GM affiliated company or authorized supplier. Dealer agrees to limit its use of the Software to Dealership Operations and comply with any other restrictions on its use.

                                    TRAINING

Eighth
Chevrolet will from time to time provide training which Chevrolet believes will enhance Dealers ability to meet the requirements of the Dealer Agreement. Dealer will, to the extent practicable, participate in that training. Further, Chevrolet will on occasion designate certain training that will be required in accordance with Article 8 of the additional provisions. Dealer agrees that it will participate in any training so designated. Decisions on training requirements will be determined in accordance with Paragraph Fourth of this agreement.

GMMS 1012-6
USA 11-95
CHEV 05/31/94



                  DEALER IDENTIFICATION, IMAGE AND FACILITIES

Ninth
Dealer and Chevrolet recognize that the appearance, signs, environment and quality of Dealer's facility have significant impact on both Chevrolet and Geo products and Dealer. Dealer, therefore, agrees that its dealership premises will be properly equipped and maintained, and that the interior and exterior retail environment and signs will comply with reasonable requirements Chevrolet will establish to promote and preserve the image of Chevrolet and its Dealers. Decisions on any material changes to the image, sign and/or dealership facility requirements will be determined in accordance with Paragraph Fourth of this agreement.


                               DISPUTE RESOLUTION

Tenth
Chevrolet recognizes that the mutual respect, trust and confidence which have been the cornerstones of Chevrolet-Dealer relations are essential to accomplishing the objectives of this Agreement. While the relationship between Chevrolet and Dealer is a very positive one, Chevrolet recognizes that from time to time there may be disagreements between Chevrolet and Dealer concerning rights and obligations arising under this Dealer Agreement. It is contemplated that most disagreements that may arise between Dealer and Chevrolet will be resolved through discussion between Dealer and Chevrolet field management. In fact, Dealer is strongly encouraged to discuss and to resolve any differences through the local field office, the Chevrolet entity most familiar with Dealer and its operations. However, in those instances where a disagreement between Dealer and Chevrolet cannot be resolved, Dealer may choose to seek review through the Dispute Resolution Process, which provides for senior sales management review and Binding Arbitration. This process is always voluntary on the part of Dealer and is voluntary on the part of Chevrolet except as provided in the details of the Dispute Resolution Process as set forth in a separate booklet (GMMS-1019).

                       BUSINESS MANAGEMENT RESPONSIBILITY

Eleventh
If Dealer is an authorized Dealer for more than one division of General Motors, Chevrolet will be primarily responsible for administering the provisions of the Dealer Agreements relating to the Dealer Statement of Ownership, dealership location and premises addendum and capital standard addendum.
Chevrolet will execute or extend those documents for all divisions.


                  EXECUTION OF AGREEMENT AND RELATED DOCUMENTS

Twelfth
This agreement and related agreements are valid only if signed:



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GMMS 1012-7
USA 11-95
CHEV 05/31/94



         (a) on behalf of Dealer by its duly authorized representative and, in the case of this agreement, by its Dealer operator; and

         (b) this Agreement as set forth below, on behalf of Chevrolet by its General Sales and Service Manager and his authorized representative. All related agreements will be executed by the General Sales and Service Manager or his authorized representative.

Thirteenth
The following agreements and understandings are hereby incorporated into this agreement:

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And all existing addenda (other than Successor Addendum) relating to Dealer
Statement of Ownership, Dealer Location and Premises Addendum, Capital Standard Addendum, Area of Primary Responsibility, Motor Vehicle Addendum and Multiple Dealer Operator Addendum, if applicable, which have not been re-executed at the time of this agreement.


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                                Dealer Firm Nam


                                        Chevrolet Motor Division
                                        GENERAL MOTORS CORPORATION



By                                      By
    -------------------------               ----------------------------------
     Dealer Operator     Date                General Sales and Service Manager

By                                      By
    -------------------------               ----------------------------------
     Dealer Operator     Date              Authorized Representative     Date

                              STANDARD PROVISIONS



                                     DEALER

                               SALES AND SERVICE

                                   AGREEMENT










                           GENERAL MOTORS CORPORATION

                   TABLE OF CONTENTS FOR STANDARD PROVISIONS


                                                                                Page
ARTICLE 1.  APPOINTMENT AS AUTHORIZED DEALER......................................1

ARTICLE 2.  DEALER OPERATOR.......................................................1

ARTICLE 3.  DEALER OWNER..........................................................2

ARTICLE 4.  AUTHORIZED LOCATIONS..................................................2
     4.1    Dealer Network Planning...............................................2
     4.2    Area of Primary Responsibility........................................2
     4.3    Establishment of Additional Dealers...................................2
     4.4    Facilities............................................................3
            4.4.1   Location......................................................3
            4.4.2   Change in Location or Use of Premises.........................3
            4.4.3   Size..........................................................3
            4.4.4   Dealership Image and Design...................................4
            4.4.5   Dealership Equipment..........................................4

ARTICLE 5.  DEALER'S RESPONSIBILITY TO PROMOTE, SELL,
     AND SERVICE PRODUCTS.........................................................4
     5.1    Responsibility to Promote and Sell....................................4
     5.2    Responsibility to Service.............................................5
     5.3    Customer Satisfaction.................................................6
     5.4    Business Planning.....................................................6

ARTICLE 6.  SALE OF PRODUCTS TO DEALERS...........................................6
     6.1    Sale of Motor Vehicles to Dealer......................................6
     6.2    Sale of Parts and Accessories to Dealer...............................6
     6.3    Prices and Other Terms of Sales.......................................6
            6.3.1   Motor Vehicles................................................7
            6.3.2   Parts and Accessories.........................................7
     6.4    Inventory.............................................................7
            6.4.1   Motor Vehicle Inventory.......................................7
            6.4.2   Parts and Accessories.........................................7
     6.5    Warranties on Products................................................8

ARTICLE 7.  SERVICE OF PRODUCTS...................................................8
     7.1    Service for Which Division Pays.......................................8
            7.1.1   New Motor Vehicle Pre-Delivery Inspections and Adjustments....8
            7.1.2   Warranty and Special Policy Repairs...........................8
            7.1.3   Campaign Inspections and Corrections..........................8

            7.1.4   Payment for Pre-Delivery Adjustments, Warranty, Campaign
                    and Transportation Damage Work................................9
     7.2    Parts, Accessories, and Body Repairs..................................9
            7.2.1   Warranty and Policy Repairs...................................9
            7.2.2   Representations and Disclosures as to Parts and Accessories...9
            7.2.3   Body Repairs..................................................9
            7.2.4   Tools and Equipment...........................................9

ARTICLE 8.  TRAINING..............................................................9

ARTICLE 9.  REVIEW OF DEALER'S SALES AND
         SERVICE PERFORMANCE
         ........................................................................10

ARTICLE 10.  CAPITALIZATION......................................................10

ARTICLE 11.  ACCOUNTS AND RECORDS................................................10
     11.1   Uniform Accounting System............................................10
     11.2   Examination of Accounts and Records..................................10
     11.3   Confidentiality of Dealer Data.......................................11

ARTICLE 12.  CHANGES IN MANAGEMENT AND OWNERSHIP.................................11
     12.1   Succession Rights Upon Death or Incapacity...........................11
            12.1.1  Successor Addendum...........................................11
            12.1.2. Absence of Successor Addendum................................11
            12.1.3  Successor Dealer Requirements................................12
            12.1.4  Term of New Dealer Agreement.................................12
            12.1.5  Limitation on Offers.........................................12
            12.1.6  Cancellation of Addendum.....................................12
     12.2   Other Changes in Ownership or Management.............................12
     12.3   Right of First Refusal to Purchase...................................13
            12.3.1  Creation and Coverage........................................13
            12.3.2  Purchase Price and Other Terms of Sale.......................14
            12.3.3  Consummation.................................................14
            12.3.4  Assignment...................................................14
            12.3.5  Transfer Involving Family Members and Dealer Management......14

ARTICLE 13.  BREACHES AND OPPORTUNITY TO REMEDY..................................15
     13.1   Certain Acts or Events...............................................15
     13.2   Failure of Performance by Dealer.....................................16

ARTICLE 14.  TERMINATION OF AGREEMENT............................................16
     14.1   By Dealer............................................................16
     14.2   By Agreement.........................................................16
     14.3   Failure to be Licensed...............................................17
     14.4   Incapacity of Dealer Operator........................................17

     14.5   Acts or Events.......................................................17
     14.6   Reliance on Any Applicable Termination Provision.....................18
     14.7   Transactions After Termination.......................................18
            14.7.1  Effect on Orders.............................................18
            14.7.2  Termination Deliveries.......................................18
            14.7.3  Effect of Transactions After Termination.....................18

ARTICLE 15.  TERMINATION ASSISTANCE..............................................18
     15.1   Deferral of Effective Date...........................................18
     15.2   Purchase of Personal Property........................................19
            15.2.1  Division's Obligations.......................................19
            15.2.2  Dealer's Responsibilities....................................19
            15.2.3  Payment......................................................20
            15.2.4  Assignment of Rights.........................................20
     15.3   Assistance on Premises...............................................20
            15.3.1  Division's Obligation........................................20
            15.3.2  Owned Premises...............................................21
            15.3.3  Leased Premises..............................................21
            15.3.4  Rent and Price...............................................22
            15.3.5  Limitations on Obligation to Provide Assistance..............22

ARTICLE 16.  DISPUTE RESOLUTION PROCESS..........................................22

ARTICLE 17.  GENERAL PROVISIONS..................................................23
     17.1   No Agent or Legal Representative Status..............................23
     17.2   Responsibility for Operations........................................23
     17.3   Taxes................................................................23
     17.4   Indemnification by General Motors....................................23
     17.5   Trademarks and Service Marks.........................................24
     17.6   Notices..............................................................24
     17.7   No Implied Waivers...................................................25
     17.8   Assignment of Rights or Delegation of Duties.........................25
     17.9   No Third Party Benefit Intended......................................25
     17.10  Accounts Payable.....................................................25
     17.11  Sole Agreement of Parties............................................25
     17.12  Applicable Law.......................................................26
     17.13  Superseding Dealer Agreements .......................................26



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




                              STANDARD PROVISIONS

The Following Standard Provisions are part of Division's Dealer Sales and Service Agreement (Form GMMS 1012).

                              PURPOSE OF AGREEMENT

         The purpose of this Agreement is to promote a relationship between Division and its Dealers which encourages and facilitates cooperation and mutual effort to satisfy customers, and permits Division and its dealers to fully realize their opportunities for business success. Division has established a network of authorized dealers operating at approved locations to effectively sell and service its Products and to build and maintain consumer confidence and satisfaction in Dealer and Division. Consequently, Division relies upon each Dealer to provide appropriate skill, capital, equipment, staff and facilities to properly sell, service, protect the reputation, and satisfy the customers of Division's Products in a manner that demonstrates a caring attitude toward those customers. At the same time, Dealer relies upon Division to provide sales and service support and to continually strive to enhance the quality and competitiveness of its Products.

         This mutual dependence requires a spirit of cooperation, trust and confidence between Division and its dealers. To facilitate attainment of cooperation, trust and confidence, and to provide Division with the benefit of dealer advice regarding many decisions which affect dealer business operations, Division has established mechanisms to obtain dealer input in the decision-making process. These mechanisms are described in Division's Dealer Sales and Service Agreement.

         This Agreement (i) authorizes Dealer to sell and service Division's Products and represent itself as a Division Dealer; (ii) states the terms under which Dealer and Division agree to do business together, (iii) states the responsibilities of Dealer and Division to each other and to customers; and
(iv) reflects the mutual dependence of the parties in achieving their business objectives.

                  ARTICLE 1. APPOINTMENT AS AUTHORIZED DEALER

         Division appoints Dealer as a non-exclusive dealer of Division Products. Dealer has the right to buy Products and the obligation to market and service those Products in accordance with this Agreement and related documents.

                           ARTICLE 2. DEALER OPERATOR

         This is a Personal Services Agreement, entered into in reliance on the qualifications of Dealer Operator identified in Paragraph Third, and on Dealer's assurance that Dealer Operator will provide personal services by exercising full managerial authority over Dealership Operations. Dealer Operator will have an unencumbered ownership interest in Dealer of at least 15 percent at all times. A Dealer Operator must be a competent business person, an effective manager, must have demonstrated a caring attitude toward customers, and should have a successful record as a merchandiser of automotive products and services or otherwise have demonstrated the ability to manage a dealership. The experience necessary may vary with the potential represented by each dealer location.


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




                            ARTICLE 3. DEALER OWNER

         Division enters into this Agreement in reliance on the qualifications of dealer owner(s) identified in the Dealer Statement of Ownership. Division and Dealer agree each dealer owner will continue to own, both of record and beneficially, the percentage stated in the Dealer Statement of Ownership, unless a change is made in accordance with Article 12.

                        ARTICLE 4. AUTHORIZED LOCATIONS

4.1      DEALER NETWORK PLANNING

         Because Division distributes its Products through a network of authorized dealers operating from approved locations, those dealers must be appropriate in number, located properly, and have proper facilities to represent and service Division's Products competitively and to permit each dealer the opportunity to achieve a reasonable return on investment if it fulfills its obligations under its Dealer Agreement. Through such a dealer network, the Division can maximize the convenience of customers in purchasing Products and having them serviced. As a result, customers, dealers, and the Division all benefit.

         To maximize the effectiveness of its dealer network, Division agrees to monitor marketing conditions and strive, to the extent practicable, to have dealers appropriate in number, size and location to achieve the objectives stated above. Such marketing conditions include Division's sales and registration performance, present and future demographic and economic considerations, competitive dealer networks, the ability of Division's existing dealers to achieve the objectives stated above, the opportunities available to existing dealers, and other appropriate circumstances.

4.2      AREA OF PRIMARY RESPONSIBILITY

         Dealer is responsible for effectively selling, servicing and otherwise representing Division's Products in the Area designated in a Notice of Area of Primary Responsibility. Division retains the right to revise Dealer's Area of Primary Responsibility at Division's sole discretion consistent with dealer network planning objectives. If Division determines that marketing conditions warrant a change in Dealer's Area of Primary Responsibility, it will advise Dealer in writing of the proposed change, the reasons for it, and will consider any information the Dealer submits. Dealer must submit such information in writing within 30 days of receipt of notice of the proposed change. If Division thereafter decides the change is warranted, it will issue a revised Notice of Area of Primary Responsibility.

4.3      ESTABLISHMENT OF ADDITIONAL DEALERS

         Division reserves the right to appoint additional dealers but Division will not exercise this right without first analyzing dealer network planning considerations.

         Prior to establishing an additional dealer within Dealer's Area of Primary Responsibility, Division will advise Dealer in writing and give Dealer thirty days to present relevant information before Division makes a final decision. Division will advise Dealer of the final decision, which will be made solely by Division pursuant to its business judgment. Nothing in this Agreement is intended to require Dealer's consent to the establishment of an additional dealer.

         Neither the appointment of a dealer at or within three miles of a former dealership location as replacement for the former dealer nor the relocation of an existing dealer will be considered the establishment of an additional Dealer for purposes of this Article 4.3. Such events are within the sole discretion of Division, pursuant to its business judgment.

4.4      FACILITIES

         4.4.1   LOCATION

         Dealer agrees to conduct Dealership Operations only from the approved locations(s) within its Area of Primary Responsibility. The Location and Premises Addendum identifies Dealer's approved location(s) and facilities ("Premises"). If more than one location is approved, Dealer agrees to conduct from each location only those Dealership Operations authorized in the Addendum for such location.

         4.4.2   CHANGE IN LOCATION OR USE OF PREMISES

         If Dealer wants to make any change in location(s) or Premises, or in the uses previously approved for those Premises, Dealer will give Division written notice of the proposed change, together with the reasons for the proposal, for Division's evaluation and final decision in light of dealer network planning considerations. No change in location or in the use of Premises, including addition of any other vehicle lines, will be made without Division's prior written authorization.

         Before Division requires any changes in Premises, it will consult with Dealer, indicate the rationale for the change, and solicit Dealer's views on the proposal. If, after such review with Dealer, Division determines a change in Premises or location is appropriate, the Dealer will be allowed a reasonable time to implement the change. Any such changes will be reflected in a new Location and Premises Addendum or other written agreement executed by Dealer and Division.

         Nothing herein is intended to require the consent or approval of any dealer to a proposed relocation of any other dealer.

         4.4.3   SIZE

         Dealer agrees to provide Premises at its approved location(s) that will promote the effective performance and conduct of Dealership Operations, and the Division's image and goodwill. Consistent with Division's dealer network planning objectives and Division's interest in maintaining the stability and viability of its dealers, Dealer agrees that its facilities will be sized in accordance with Division's requirements for that location.

         Division agrees to establish and maintain a clearly stated policy for determining reasonable dealer facility space requirements and to periodically re-evaluate those requirements to ensure that they continue to be reasonable.

         4.4.4   DEALERSHIP IMAGE AND DESIGN

         The appearance of Dealer's Premises is important to the image of Dealer and Division, and can affect the way customers perceive Division's Products and its dealers generally. Dealer therefore agrees that its Premises will be properly equipped and maintained, and that the interior and exterior retail environment and signs will comply with any reasonable requirements Division may establish to promote and preserve the image of Division and its dealers.

         Division will monitor developments in automotive and other retailing to ensure that Division's image and facility requirements are responsive to changes in the marketing environment.

         Division will take into account existing economic and marketing conditions, and consult with dealers as described in Division's Dealer Sales and Service Agreement, in establishing such requirements.

         4.4.5   DEALERSHIP EQUIPMENT

         Effective performance of Dealer's responsibilities under this Agreement requires that the dealership be reasonably equipped to communicate with customers and the Division and to properly diagnose and service Products. Accordingly, Dealer agrees to provide for use in the Dealership Operations any equipment reasonably designated by Division as necessary to Dealer's effective performance under this Agreement. Division will make such designations only after having consulted with dealers as described in Division's Dealer Sales and Service Agreement.

              ARTICLE 5. DEALER'S RESPONSIBILITY TO PROMOTE, SELL,
                              AND SERVICE PRODUCTS

5.1      RESPONSIBILITY TO PROMOTE AND SELL

         5.1.1 Dealer agrees to effectively, ethically and lawfully sell and promote the purchase, lease and use of Products by consumers located in its Area of Primary Responsibility. To achieve this objective, Dealer agrees to:

                 (a)   maintain an adequate force of trained sales personnel;

                 (b) explain to Product purchasers the items which make up the purchase price and provide purchasers with itemized invoices;

                 (c) not charge customers for services for which Dealer is reimbursed by General Motors;

                 (d) include in customer orders only equipment or accessories requested by customer or required by law; and

                 (e) ensure that the customer's purchase and delivery experience are satisfactory.

         If Dealer modifies or sells a modified new Motor Vehicle, or installs any equipment, accessory or part not supplied by General Motors, or sells any non-General Motors service contract for a Motor Vehicle, Dealer will disclose this fact on the purchase order and bill of sale, indicating that the modification, equipment, accessory or part is not warranted by General Motors or, in the case of a service contract, the coverage is not provided by General Motors or an affiliate.

         5.1.2 Dealer is authorized to sell new Motor Vehicles only to customers located in the United States. Dealer agrees that it will not sell new Motor Vehicles for resale or principal use outside the United States. Dealer also agrees not to sell any new Motor Vehicles which were not originally manufactured for sale and distribution in the United States.

         5.1.3 Division will conduct general advertising programs to promote the sale of Products for the mutual benefit of Division and Dealers. Division will make available to Dealer advertising and sales promotion materials from time to time and advise Dealer of any applicable charges.

5.2      RESPONSIBILITY TO SERVICE

         5.2.1 Dealer agrees to maximize customer satisfaction by providing courteous, convenient, prompt, efficient and quality service to owners of Motor Vehicles, regardless of from whom the Vehicles were purchased. All service will be performed and administered in a professional manner and in accordance with all applicable laws and regulations, and this Agreement, including the Service Policies and Procedures Manual, as amended from time to time.

         5.2.2 Dealer agrees to maintain an adequate service and parts organization as recommended by Division, including a competent, trained service and parts manager(s), trained service and parts personnel and, where service volume or other conditions make it advisable, a consumer relations manager.

         5.2.3 Dealer and Division will each provide the other with such information and assistance as may reasonably be requested by the other to facilitate compliance with applicable laws, regulations, investigations and orders relating to Products.

         5.2.4 To build and maintain consumer confidence in, and satisfaction with, Dealer and Division, Dealer will comply with Divisional procedures for the investigation and resolution of Product-related complaints.

         5.2.5 Division will make available to Dealer current service and parts manuals, bulletins, and technical data publications relating to Motor Vehicles.

5.3      CUSTOMER SATISFACTION

         Dealer and Division recognize that appropriate care for the customer will promote customer satisfaction with Division's Products and its dealers, which is critically important to our current and future business success. Dealer therefore agrees to conduct is operations in a manner which will promote customer satisfaction with the purchase and ownership experience. Division agrees to provide Dealer with reasonable support to assist Dealer's attainment of customer satisfaction. At its discretion, Division will monitor the satisfaction of Dealer's customers, and report the results to Dealer. Any written response from Dealer concerning a customer satisfaction report issued to Dealer will become a part of the report.

5.4      BUSINESS PLANNING

         To enable Dealer to most effectively meet its obligations under this Agreement, and to enable Division to effectively support Dealer's efforts, Dealer agrees to develop and implement a Business Plan if such is required by Division.

                     ARTICLE 6. SALE OF PRODUCTS TO DEALERS

6.1      SALE OF MOTOR VEHICLES TO DEALER

         Division will periodically furnish Dealer one or more Motor Vehicle Addenda specifying the current model types or series of new Motor Vehicles which Dealer may order under this Agreement. Division may change a Motor Vehicle Addendum by furnishing a superseding one, or may cancel an Addendum at any time.

         Division will endeavor to distribute new Motor Vehicles among its dealers in a fair and equitable manner. Many factors affect the availability and distribution of Motor Vehicles to dealers, including component availability and production capacity, sales potential in Dealer's Area of Primary Responsibility, varying consumer demand, wether and transportation conditions, governmental regulations, and other conditions beyond the control of General Motors. Division reserves to itself discretion in accepting orders and distributing Motor Vehicles, and its judgments and decisions are final. Upon written request, Division will advise Dealer of the total number of new Motor Vehicles, by series, sold to Dealers in Dealer's Zone or Branch during the preceding month.

6.2      SALE OF PARTS AND ACCESSORIES TO DEALER

         New, reconditioned or remanufactured automotive parts and accessories marketed by General Motors and listed in current Dealer Parts and Accessories Price Schedules or supplements furnished to Dealer are called Parts and Accessories.

         Orders for Parts and Accessories will be submitted and processed according to written procedures established by General Motors or other designated suppliers.

6.3      PRICES AND OTHER TERMS OF SALES

         6.3.1   MOTOR VEHICLES

         Prices, destination charges, and other terms of sale applicable to purchases of new Motor Vehicles will be those established according to Vehicle Terms of Sale Bulletins furnished periodically to Dealer.

         Prices, destination charges, and other terms of sale applicable to any motor Vehicle may be changed at any time. Except as otherwise provided in writing, changes apply to Motor Vehicles not shipped to Dealer at the time the changes are made effective.

         Dealer will receive written notice of any price increase before any motor Vehicle to which such increase applies is shipped, except for initial prices for a new model year or for any new model or body type. Dealer has the right to cancel or modify the affected orders by delivering written notice to Division within 10 days after its receipt of the price increase notice.

         6.3.2   PARTS AND ACCESSORIES

         Price and other terms of sale applicable to Parts and Accessories are established by General motors according to the Parts and Accessories Terms of Sale Bulletin furnished to Dealer.

         Prices and other terms of sale applicable to Parts and Accessories may be changed by General Motors at any time. Such changes apply to Parts and Accessories not shipped to Dealer at the time changes become effective.

6.4      INVENTORY

         6.4.1   MOTOR VEHICLE INVENTORY

         Dealer recognizes that customers expect Dealer to have a reasonable quantity and variety of current model Motor Vehicles in inventory. Accordingly, Dealer agrees to order and stock and Division agrees to make available, subject to Article 6.1, a mix of models and series of Motor Vehicles identified in the Motor Vehicle Addendum in quantities adequate to enable Dealer to fulfill its obligations in its Area of Primary Responsibility.

         6.4.2   PARTS AND ACCESSORIES

         Dealer agrees to stock sufficient Parts and Accessories made available by General motors to perform warranty repairs and policy adjustments and meet customer demand.

6.5      WARRANTIES ON PRODUCTS

         General Motors warrants new Motor Vehicles and Parts and Accessories (Products) as explained in documents provided with the Products or in the Service Policies and Procedures Manual.

         EXCEPT AS OTHERWISE PROVIDED BY LAW, THE WRITTEN GENERAL MOTORS WARRANTIES ARE THE ONLY WARRANTIES APPLICABLE TO PRODUCTS. WITH RESPECT TO DEALERS, SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES OR LIABILITIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY LIABILITY FOR COMMERCIAL LOSSES BASED UPON NEGLIGENCE OR MANUFACTURER'S STRICT LIABILITY. EXCEPT AS MAY BE PROVIDED UNDER AN

ESTABLISHED GENERAL MOTORS PROGRAM OR PROCEDURE, GENERAL MOTORS NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT ANY OTHER OBLIGATION OR LIABILITY IN CONNECTION WITH PRODUCTS, AND GENERAL MOTORS MAXIMUM LIABILITY IS TO REPAIR OR REPLACE THE PRODUCT.

                         ARTICLE 7. SERVICE OF PRODUCTS

7.1      SERVICE FOR WHICH DIVISION PAYS

         7.1.1   NEW MOTOR VEHICLE PRE-DELIVERY INSPECTIONS AND ADJUSTMENTS

         Because new vehicle delivery condition is critical to customer satisfaction, Dealer agrees to perform specified pre-delivery inspections and adjustments on each new Motor Vehicle and verify completion according to procedures identified in the Service Policies and Procedures Manual.

         7.1.2   WARRANTY AND SPECIAL POLICY REPAIRS

         Dealer agrees to perform (i) required warranty repairs on each qualified Motor Vehicle at the time of pre-delivery service and when requested by owner, and (ii) special policy repairs approved by Division. When the vehicle is returned to the owner, Dealer will provide owner a copy and explanation of the repair document reflecting all services performed.

         7.1.3   CAMPAIGN INSPECTIONS AND CORRECTIONS

         Division will notify Dealer of suspected unsatisfactory conditions on Products and issue campaign instructions. Dealer agrees to inspect and correct suspected unsatisfactory conditions on Products in accordance with the instructions. Dealer will also determine that campaign inspections and corrections have been made on new and used Motor Vehicles in its inventory prior to sale, and follow-up on Products on which campaigns are outstanding.

         Division may ship, and Dealer agrees to accept, unordered parts and materials required for campaigns. Upon campaign completion, Dealer will receive credit for excess parts and materials so shipped if they are returned or disposed of according to Division's instructions.

         7.1.4 PAYMENT FOR PRE-DELIVERY ADJUSTMENTS, WARRANTY, CAMPAIGN AND TRANSPORTATION DAMAGE WORK

         For Dealer's performance of service, pre-delivery inspections and adjustments, warranty repairs, special policy repairs, campaign inspections and corrections, and transportation damage repairs, Division will provide or pay Dealer for the Parts and other materials required and will pay Dealer a reasonable amount for labor. Payment will be made according to policies in the Service Policies and Procedures Manual. Dealer will not impose any charge for such service on owners or users except where a deductible or pro-rata charge applies.

7.2      PARTS, ACCESSORIES, AND BODY REPAIRS

         7.2.1   WARRANTY AND POLICY REPAIRS

         Dealer agrees to use only genuine GM or General Motors approved Parts and Accessories in performing warranty repairs, special policy repairs, and any other repairs paid for by Division, in accordance with the applicable provisions of the Service Policies and Procedures Manual.

         7.2.2   REPRESENTATIONS AND DISCLOSURES AS TO PARTS AND ACCESSORIES

         In servicing vehicles marketed by General Motors, Dealer agrees to disclose the use of non- General Motors parts and accessories as set forth in
Article 5.1.1.

         7.2.3   BODY REPAIRS

         Dealer agrees to provide quality body repair service for Motor Vehicles. Dealer can provide this service through its own body shop, or by arrangement with an alternate repair establishment.

         7.2.4   TOOLS AND EQUIPMENT

         Dealer agrees to provide essential service tools as required by Division and other tools and equipment as necessary to fulfill its responsibilities to properly diagnose and service Products.

                              ARTICLE 8. TRAINING

         Properly trained personnel are essential to the success of Dealer and Division, and to providing customers with a satisfactory sales and service experience. Division agrees to make available or recommend to Dealer product, sales, service and parts, accounting and business management training courses for Dealer personnel. Division will make such training available as conveniently in time and location as practical circumstances permit. Division will assist Dealer in determining training requirements and periodically will require that Dealer have personnel attend specific courses. Dealer agrees to comply with any such reasonable training requirements and pay any specified training charges. Division will consult with dealers as described in Division's Dealer Sales and Service Agreement prior to determining the training courses or programs from which an individual Dealer's requirements under this Article may be established. Specific minimum service training requirements will be described in Division's Service Policies and Procedures Manual.

         Division will make available personnel to advise and counsel Dealer personnel on sales, service, parts and accessories, and related subjects.

                    ARTICLE 9. REVIEW OF DEALER'S SALES AND
                              SERVICE PERFORMANCE

         Dealer's performance of its obligations is essential to the effective representation of Division's Products, and to the reputation and goodwill of Dealer, Division, and other Division dealers. Periodically, Division will review various aspects of Dealer's sales and service performance.

Division and Dealer will use the review process to identify areas in which improvements or changes are necessary so that Dealer can take prompt action to achieve acceptable performance.

                           ARTICLE 10. CAPITALIZATION

         The Capital Standard Addendum reflects the minimum net working capital necessary for Dealer to conduct Dealership Operations. Dealer agrees to maintain at least this level of net working capital. Division will issue a new Addendum if changes in operating conditions or Divisional guidelines indicate capital needs have changed materially.

         To avoid damage to goodwill which could result if Dealer is financially unable to fulfill its commitments. Dealer agrees to have and maintain a separate line of credit from a financial institution available to finance its purchase of new vehicles. The amount of the line of credit will be sufficient for Dealer to meet its obligations under Article 6.4.

                        ARTICLE 11. ACCOUNTS AND RECORDS

11.1     UNIFORM ACCOUNTING SYSTEM

         A uniform accounting system facilitates an evaluation of Dealer business management practices and the impact of Division's policies and practices. Division therefore agrees to maintain, and Dealer agrees to use and maintain records in accordance with, a uniform accounting system set forth in an accounting manual furnished to Dealer.

         Dealer also agrees to timely submit true and accurate applications or claims for payments, discounts or allowances; true and correct orders for Products and reports of sale and delivery; and any other reports or statements required by Division, in the manner specified by Division, and to retain such records for at least two years.

11.2     EXAMINATION OF ACCOUNTS AND RECORDS

         Dealer agrees to permit any designated representative of Division to examine, audit, and take copies of any of the accounts and records Dealer is to maintain under the accounting manual and this Agreement. Dealer agrees to make such accounts and records readily available at its facilities during regular business hours. Division agrees to furnish Dealer with a list of any reproduced records.

11.3     CONFIDENTIALITY OF DEALER DATA

         Division agrees not to furnish any personal or financial data submitted to it by Dealer to any non-affiliated entity unless authorized by Dealer, required by law, or pertinent to judicial or administrative proceedings, or to proceedings under the Dispute Resolution Process.

                ARTICLE 12. CHANGES IN MANAGEMENT AND OWNERSHIP

         The parties recognize that customers and authorized dealers, as well as shareholders and employees of General Motors, have a vital interest in the continued success and efficient operation of Division's dealer network. Accordingly, Division has the responsibility of continuing to administer the network to ensure that dealers are owned and operated by qualified persons able to meet the requirements of this Agreement.

12.1     SUCCESSION RIGHTS UPON DEATH OR INCAPACITY

         12.1.1  SUCCESSOR ADDENDUM

         Dealer can apply for a Successor Addendum designating a proposed dealer operator and/or owners of a successor dealer to be established if this Agreement expires or is terminated because of death or incapacity. Division will execute the Addendum provided Dealer is meeting its obligations under this Agreement and under any Dealer Agreement which Dealer may have with other Divisions of General Motors for the conduct of Dealership Operations at the approved location; and the proposed dealer operator is, and will continue to be, employed full-time by Dealer or a comparable automotive dealership, and is already qualified or is being training to qualify as a dealer operator; and provided all other proposed owners are acceptable.

         Division may refuse to enter into a Successor Addendum with dealer if Division has previously notified Dealer it does not plan to continue Dealership Operations at the approved location, except for renewal of an existing Successor Addendum where the same proposed dealer operator continues to be qualified.

         Upon expiration of this Agreement, Division will, upon Dealer's request, execute a new successor addendum provided a new and superseding dealer agreement is executed with Dealer, and Dealer, the proposed dealer operator and dealer owners are then qualified as described above.

         12.1.2. ABSENCE OF SUCCESSOR ADDENDUM

         If this Agreement expires or is terminated because of death or incapacity and Dealer and Division have not executed a Successor Addendum, the Dealer Operator or, if there is not a remaining Dealer Operator, the remaining dealer owners may propose a successor dealer to continue the operations identified in this Agreement. The proposal must be made to Division in writing at least 30 days prior to the expiration or termination of this Agreement, including any deferrals.

         12.1.3  SUCCESSOR DEALER REQUIREMENTS

         Division will accept a proposal to establish a successor dealer submitted by a proposed dealer operator under this Article 12.1 provided:

                 (a) the proposed successor dealer and the proposed dealer operator are ready, willing and able to meet the requirements of a new dealer agreement at the approved location)s);

                 (b) Division approves the proposed dealer operator and all proposed owners not previously approved for the existing Dealership Operations;

                 (c) all outstanding monetary obligations of Dealer to General Motors have been satisfied; and

                 (d) Dealer has not been previously notified that Division may discontinue Dealership Operations at that location.

         12.1.4  TERM OF NEW DEALER AGREEMENT

         The dealer agreement offered a successor dealer will be for a three year term. Division will notify the successor dealer in writing at least 90 days prior to the expiration date whether the successor dealer has performed satisfactorily and, if so, that Division will offer a new dealer agreement.

         12.1.5  LIMITATION ON OFFERS

         Dealer will be notified in writing of the decision on a proposal to establish a successor dealer submitted under Article 12.1 within 60 days after Division has received from Dealer all applications and information reasonably requested by Division. Division may condition its offer of a dealer agreement on the relocation of dealership operations to an approved location by successor dealer within a reasonable time. Division's offer of a new dealer agreement under this Article 12.1 will automatically expire if not accepted in writing by the proposed successor dealer within 60 days after it receives the offer.

         12.1.6  CANCELLATION OF ADDENDUM

         Dealer may cancel an executed Successor Addendum at any time prior to the death of a Dealer Operator or Dealer Owner, or the incapacity of Dealer Operator. Division may can el an executed Successor Addendum only if the proposed dealer operator is no longer qualified under Article 12.1.1.

12.2     OTHER CHANGES IN OWNERSHIP OR MANAGEMENT

         If Dealer proposes a change in Dealer Operator, a change in ownership, or a transfer of the dealership business or its principal assets to any person conditioned upon Division's entering into a dealer agreement with that person, Division will consider Dealer's proposal and not arbitrarily refuse to approve it, subject to the following:

         12.2.1 Dealer agrees to give Division prior written notice of any proposed change or transfer described above. Dealer understands that if any such change is made prior to Division's approval of the proposal, termination of this Agreement will be warranted and Division will have no further obligation to consider Dealer's proposal.

         12.2.2 Division agrees to consider Dealer's proposal, taking into account factors such as (a) the personal, business, and financial qualifications of the proposed dealer operator and owners, and (b) whether the proposed change is likely to result in a successful dealership operation with acceptable management, capitalization, and ownership which will provide satisfactory sales, service, and facilities at an approved location, while promoting and preserving competition and customer satisfaction.

         12.2.3 Division will notify Dealer in writing of Division's decision on Dealer's proposal within 60 days after Division has received from Dealer all applications and information reasonably requested by Division. If Division disagrees with the proposal, it will specify its reasons.

         12.2.4 Any material change in Dealer's proposal, including change in price, facilities, capitalization, proposed owners, or dealer operator, will be considered a new proposal, and the time period for Division to respond shall recommence.

         12.2.5 Division's prior written approval is not required where the transfer of equity ownership or beneficial interest to an individual is (a) less than ten percent in a calendar year; and (b) between existing dealer owners previously approved by Division where there is no change in majority ownership or voting control. Dealer agrees to notify Division within 30 days of the date of the change and to execute a new Dealer Statement of Ownership.

         12.2.6 Division is not obligated to approve any proposed changes in management or ownership under this Article unless Dealer makes arrangements acceptable to Division to satisfy any indebtedness of Dealer to General Motors.

12.3     RIGHT OF FIRST REFUSAL TO PURCHASE

         12.3.1  CREATION AND COVERAGE

         If Dealer submits a proposal for a change of ownership under Article 12.2, Division will have a right of first refusal to purchase the dealership assets regardless of whether the proposed buyer is qualified to be a dealer. If Division chooses to exercise this right, it will do so in its written response to Dealer's proposal. Division will have a reasonable opportunity to inspect the assets, including real estate, before making its decision.

         12.3.2  PURCHASE PRICE AND OTHER TERMS OF SALE

                 (a)  Bona Fide Agreement

         If Dealer has entered into a bona fide written buy/sell agreement, the purchase price and other terms of sale will be those set forth in such agreement and any related documents, unless Dealer and Division agree to other terms.

         Upon Division's request, Dealer agrees to provide all documents relating to the proposed transfer. If Dealer refuses to provide such documentation or state in writing that such documents do not exist, it will be presumed that the agreement is not bona fide.

                 (b)  ABSENCE OF BONA FIDE AGREEMENT

         In the absence of a bona fide written buy/sell agreement, the purchase price of the dealership assets will be determined by good faith negotiations by Dealer and Division. If agreement cannot be reached within a reasonable time, the price and other terms of sale will be established by arbitration according to the rules of the American Arbitration Association.

         12.3.3  CONSUMMATION

         Dealer agrees to transfer the property by Warranty Deed, where possible, conveying marketable title free and clear of liens and encumbrances. The Warranty Deed will be in proper form for recording and Dealer will deliver complete possession of the property when the Deed is delivered. Dealer will also furnish copies of any easements, licenses or other documents affecting the property and assign any permits or licenses necessary for the conduct of Dealership Operations.

         12.3.4  ASSIGNMENT

         Division's rights under this section may be assigned to any third party ("Assignee"). If there is an assignment, Division will guarantee full payment of the purchase price by the Assignee. Division shall have the opportunity to discuss the terms of the buy/sell agreement with a potential Assignee.

         Division's rights under this Article are binding on and enforceable against any Assignee or successor in interest of Dealer or purchase of Dealer's assets.

         12.3.5  TRANSFER INVOLVING FAMILY MEMBERS AND DEALER MANAGEMENT

         When the proposed change of ownership involves a transfer by a dealer owner solely to a member or members of his or her immediate family, or to a qualifying member of Dealer's Management, the Division's right of first refusal will not apply. An "immediate family member" shall bed the spouse, child, grandchild, spouse of a child or grandchild, brother, sister or parent of the dealer owner. A "qualifying member of Dealer's Management" shall be an individual who has been employed by Dealer for at least two years and otherwise qualifies as a dealer operator.

         ARTICLE 13.  BREACHES AND OPPORTUNITY TO REMEDY

13.1     CERTAIN ACTS OR EVENTS

         The following acts or events, which are within the control of Dealer or originate from action taken by Dealer or its management or owners, are material breaches of this Agreement. If Division learns that any of the acts or events has occurred, it may notify the Dealer in writing. If notified, Dealer will be given the opportunity to respond in writing within 30 days of receipt of the notice, explaining or correcting the situation to Division's satisfaction.

         13.1.1 The removal, resignation, withdrawal, or elimination from Dealer for any reason of any Dealer Operator or dealer owners without Division's prior written approval.

         13.1.2 Any attempted or actual sale, transfer, or assignment by Dealer of this Agreement or any of the rights granted Dealer hereunder or any attempted or actual transfer, assignment or delegation by Dealer of any of the responsibilities assumed by it under this Agreement contrary to the terms of this Agreement.

         13.1.3 Any change, whether voluntary or involuntary, in the record or beneficial ownership of Dealer as set forth in the Dealer Statement of Ownership furnished by Dealer, unless permitted by Article 12.2.5 or pursuant to Division's written approval.

         13.1.4 Any undertaking by Dealer or any of its owners to conduct, either directly or indirectly, any of the Dealership Operations at any unapproved location.

         13.1.5 Any sale, transfer, relinquishment, or discontinuance of use by Dealer of any of the Dealership Premises or other principal assets required in the conduct of the Dealership Operations, without Division's prior written approval.

         13.1.6 Any dispute among the owners or management personnel of Dealer which, in Division's opinion, may adversely affect the Dealership Operations or the interests of Dealer or Division.

         13.1.7 Refusal by Dealer to timely furnish sales, service or financial information and related supporting data, or to permit Division's examination or audit of Dealer's accounts and records.

         13.1.8 A finding by a government agency or court of original jurisdiction or a settlement arising from charges that Dealer, or a predecessor of Dealer owned or controlled by the same person, had committed a misdemeanor or unfair or deceptive business practice which, in Division's opinion, may adversely affect the reputation or interests of Dealer or Division.

         13.1.9 Wilful failure of Dealer to comply with the provisions of any laws or regulations relating to the sale or service of Products.

         13.1.10 Submission by Dealer of false applications or reports, including false orders for Products or reports of delivery or transfer of Products.

         13.1.11 Failure of Dealer to maintain the line of credit required by
Article 10.

         13.1.12 Failure of Dealer to timely pay its obligations to General Motors.

         13.1.13 Any other material breach of Dealer's obligations under this Agreement not otherwise identified in this Article 13 or in Article 14.

         If Dealer's response demonstrates that the breach has been corrected, or otherwise explains the circumstances to Division's satisfaction, then Division shall confirm this fact in writing to Dealer.

         If, however, Dealer's response does not demonstrate that the breach has been corrected, or explain the circumstances to Division's satisfaction, termination is warranted and DIVISION may terminate this Agreement upon written notice to Dealer. Termination will be effective 60 days following Dealer's receipt of the notice.

13.2     FAILURE OF PERFORMANCE BY DEALER

         If Division determines that Dealer's Premises are not acceptable, or that Dealer has failed to adequately perform its sales or service responsibilities, including those responsibilities relating to customer satisfaction and training, Division will review such failure with Dealer.

         As soon as practicable thereafter, Division will notify Dealer in writing of the nature of Dealer's failure and of the period of time (which shall not be less than six months) during which Dealer will have the opportunity to correct the failure.

         If Dealer does correct the failure by the expiration of the period, Division will so advise the Dealer in writing.

         If however, Dealer does not correct the failure by the expiration of the period, Division may terminate this Agreement by giving Dealer 90 days advance written notice.

                      ARTICLE 14. TERMINATION OF AGREEMENT

14.1     BY DEALER

         Dealer has the right to terminate this Agreement without cause at any time upon written notice to Division. Termination will be effective 30 days after Division's receipt of the notice, unless otherwise mutually agreed in writing.

14.2     BY AGREEMENT

         This Agreement may be terminated at any time by written agreement between Division and Dealer.

         Termination assistance will apply only as specified in the written termination agreement.

14.3     FAILURE TO BE LICENSED

         If Division or Dealer fails to secure or maintain any license required for the performance of obligations under this Agreement or such license is suspended or revoked, either party may immediately terminate this Agreement by giving the other party written notice.

14.4     INCAPACITY OF DEALER OPERATOR

         Because this is a Personal Services Agreement, Division may terminate this Agreement by written notice to Dealer if Dealer Operator is so physically or mentally incapacitated that the Dealer Operator is unable to actively exercise full managerial authority. The effective date of termination will be stated in such written notice and will be not less than three months after receipt of such notice.

14.5     ACTS OR EVENTS

         If Division learns that any of the following has occurred, it may terminate this Agreement by giving Dealer written notice of termination. Termination will be effective on the date specified in the notice.

         14.5.1 Conviction in a court of original jurisdiction of Dealer, or a predecessor of Dealer owned or controlled by the same person, or any Dealer Operator or dealer owner of any felony.

         14.5.2 Insolvency of Dealer, or filing by or against Dealer of a petition in bankruptcy; or filing of a proceeding for the appointment of a receiver or trustee for Dealer, provided such filing or appointment is not dismissed or vacated within thirty days; or execution by Dealer of an assignment for the benefit of creditors or any foreclosure or other due process of law whereby a third party acquires rights to the operation, ownership or assets of Dealer.

         14.5.3 Failure of Dealer to conduct customary sales and service operations during customary business hours for seven consecutive business days.

         14.5.4 Any misrepresentation to General Motors by Dealer or by any Dealer Operator or owner in applying for this Agreement, or in identifying the Dealer Operator, or record or beneficial ownership of Dealer.

         14.5.5 Submission by Dealer of false applications or claims for any payment, credit, discount, or allowance, including false applications in connection with incentive activities, where the false information was submitted to generate a payment to Dealer for a claim which would not otherwise have qualified for payment.

         Termination for failure to correct other breaches will be according to the procedures outlined in Article 13.

14.6     RELIANCE ON ANY APPLICABLE TERMINATION PROVISION.

         The terminating party may select the provision under which it elects to terminate without reference in its notice to any other provision that may also be applicable. The terminating party subsequently also may assert other grounds for termination.

14.7     TRANSACTIONS AFTER TERMINATION

         14.7.1  EFFECT ON ORDERS

         If Dealer and Division do not enter into a new Dealer Agreement when this Agreement expires or is terminated, all of Dealer's outstanding orders for Products will be automatically canceled except as provided in this Article 14.7.

         Termination of this Agreement will not release Dealer or Division from the obligation to pay any amounts owing the others, nor release Dealer from the obligation to pay for Special Vehicles if Division has begun processing such orders prior to the effective date of termination.

         14.7.2  TERMINATION DELIVERIES.

         If this Agreement is voluntarily terminated by Dealer or expires or is terminated because of the death or incapacity of a Dealer Operator or death of a Dealer Owner, without a termination or expiration deferral, Division will use its best efforts consistent with its distribution procedures to furnish Dealer with Motor Vehicles to fill Dealer's bona fide retail orders on hand on the effective date of termination or expiration, not to exceed, however, the total number of Motor Vehicles invoiced to Dealer for retail sale during the three months immediately preceding the effective date of termination.

         14.7.3  EFFECT OF TRANSACTIONS AFTER TERMINATION.

         Neither the sale of Products to Dealer nor any other act by Division or Dealer after termination of this Agreement will be construed as a waiver of the termination.

                       ARTICLE 15. TERMINATION ASSISTANCE

15.1     DEFERRAL OF EFFECTIVE DATE.

         If this Agreement is scheduled to expire or terminate because of the death or incapacity of a Dealer Operator or the death of a Dealer Owner and Dealer requests an extension of the effective date of expiration or termination thirty days prior to such date, Division will defer the effective date for up to a total of eighteen months after such death or incapacity occurs to assist Dealer in winding up its Dealership Operations.

15.2     PURCHASE OF PERSONAL PROPERTY.

         15.2.1  DIVISION'S OBLIGATIONS.

         If this Agreement expires or is terminated and Division does not offer Dealer or a replacement dealer that has substantially the same ownership (more than 50 percent including total family ownership) a new Dealer Agreement, Division will offer to purchase the following items of personal property (herein called Eligible Items) from Dealer at the prices indicated:

                 (a) New and unused Motor Vehicles of the current model year purchased by Dealer from Division at a price equal to the net prices and charges that were paid to General Motors;

                 (b) Any signs owned by Dealer of a type recommended in writing by Division and bearing any Marks at a price agreed upon by Division and Dealer. If Division and Dealer cannot agree on a price, they will select a third party who will set the price;

                 (c) Any essential tools recommended by Division and designed specifically for service of Motor Vehicles that Division offered for sale during the three years preceding termination at prices established in accordance with the applicable pricing formula in the Service Policies and Procedures Manual; and

                 (d) Unused and undamaged Parts and Accessories that (i) are still in the original, resalable merchandising packages and in unbroken lots (in the case of sheet metal, a comparable substitute for the original package may be used); (ii) are listed for sale in the then current Dealer Parts and Accessories Price Schedules (except "discontinued" or "replaced" Parts and Accessories); and
                       (iii) were purchased by Dealer either directly from General Motors or from an outgoing dealer as a part of Dealer's initial Parts and Accessories inventory Prices will be those dealer prices in effect at the time general Motors receives the Parts and Accessories, less any applicable allowances whether or not any such allowances were made to Dealer when Dealer purchased the Parts and Accessories. In addition, an allowance of five percent of dealer price for packing costs and reimbursement for transportation charges to the destination specified by General Motors will be credited to Dealer's account.

         15.2.2  DEALER'S RESPONSIBILITIES.

         Division's obligation to purchase Eligible Items is subject to Dealer fulfilling its responsibility under this subsection.

         Within fifteen days following the effective date of termination or expiration of this Agreement, Dealer will furnish Division with a list of vehicle identification numbers and such other information as Division may request pertaining to eligible Motor Vehicles. Dealer will deliver the eligible Motor Vehicles to a destination determined by Division that will be in a reasonable proximity to Dealer's Premises.

         Within two months following the effective date of termination or expiration of this Agreement, Dealer will mail or deliver to General Motors a complete and separate list of each of the Eligible Items other than Motor Vehicles. Dealer will retain the Eligible Items until receipt of written shipping instructions from General Motors. Within thirty days after receipt of instructions, Dealer will ship the Eligible Items, transportation charges prepared, to the destinations specified in the instructions.

         Dealer will take action and execute and deliver such instruments as necessary to (a) convey to Division and General Motors good and marketable title to all Eligible Items to be purchased, (b) comply with the requirements of any applicable state law relating to bulk sales or transfer, and (c) satisfy and discharge any liens or encumbrances on Eligible Items prior to their delivery to Division and General Motors.

         15.2.3  PAYMENT.

         Subject to Article 17.10. Division will pay for the Eligible Items as soon as practicable following their delivery to the specified destinations. Payment may be made directly to anyone having a security or ownership interest in the Eligible Items.

         If Division has not paid Dealer for the Eligible Items within two months after delivery, and if Dealer has fulfilled its termination obligations under this Agreement, Division will, at Dealer's written request, estimate the purchase price of the unpaid Eligible Items and all other amounts owed to Dealer by General Motors. After deducting the amounts estimated to be owing General Motors and its subsidiaries by Dealer, Division will advance Dealer 75 percent of the net amount owed Dealer and will pay the balance, if any, as soon as practicable thereafter.

         15.2.4  ASSIGNMENT OF RIGHTS.

         If Division has decided to appoint a replacement dealer at Dealer's location, Dealer may sell its eligible Items and, if approved in writing by Division, assign its rights under this Article 15.2 to a designated replacement dealer provided the replacement dealer assumes Dealer's obligations under this Article.

15.3     ASSISTANCE ON PREMISES

         15.3.1  DIVISION'S OBLIGATION

         Subject to Article 17.10, Division agrees to give Dealer assistance in disposing of the Premises if (i) this Agreement expires for any reason or is terminated by Division under Articles 13.2 or 14.4 and (ii) Dealer is not offered a new Dealer Agreement. Such assistance shall be given only on Premises that are described in the Location and Premises Addendum and only if:

                 (a) they are used solely for Dealership Operations (or similar dealership operations under agreements with other Divisions of General Motors which will be terminated simultaneously with this Agreement; and

                 (b) they are not substantially in excess of space requirements at the time of termination or, if they are substantially in excess, they became excessive because of a reduction in the requirements applicable to Dealer's facilities.

         Any Dealer request for such assistance must be in writing and received by Division within thirty days of the expiration or termination of this Agreement.

         Premises that consist of more than one parcel of property or more than one building, each of which is separately usable, distinct and apart from the whole or any other part with appropriate ingress or egress, shall be considered separately under this Article 15.3.

         15.3.2  OWNED PREMISES

         Division will provide assistance on owned Premises by either (a) locating a purchaser who will offer to purchase the Premises at a reasonable price, or (b) locating a lessee who will offer to lease the Premises. If Division does not locate a purchaser or lessee within a reasonable time. Division will itself either purchase or, at its option, lease the Premises for a reasonable term at a reasonable rent. If the cause of termination or expiration is a death or the incapacity of the Dealer Operator, Division may instead pay Dealer a sum equal to a reasonable rent for a period of twelve months immediately following the effective date of termination or expiration of this Agreement.

         15.3.3  LEASED PREMISES

         Division will provide assistance on leased Premises by either:

                 (a) locating a tenant(s), satisfactory to lessor, who will sublet for the balance of the lease or assume it; or

                 (b) arranging with the lessor for the cancellation of the lease without penalty to Dealer; or

                 (c) reimbursing Dealer for the lesser of the rent specified in the lease or settlement agreement or a reasonable rent for a period equal to the lessor of twelve months from the effective date or termination or expiration of the balance of the lease term.

         Upon request, Dealer will use its best efforts to effect a settlement of the lease with the lessor subject to Division's prior approval of the terms. Division is not obligated to reimburse Dealer for rent for any month during which the Premises are occupied by Dealer or anyone else after the first month following the effective date of termination or expiration.

         15.3.4  RENT AND PRICE

         Division and Dealer will fix the amount of a reasonable rent and a reasonable price for the Premises by agreement at the time Dealer requests assistance. The factors to be considered in fixing those amounts are:

                 (a) the adequacy and desirability of the Premises for a dealership operation; and

                 (b) the fair market value of the Premises. If Division and Dealer cannot agree, the fair market value will be determined by the median appraisal of three qualified real estate appraisers, of whom Dealer and Division will each select one and the two selected will select the third. The cost of appraisals will be shared equally by Dealer and Division.

         15.3.5  LIMITATIONS ON OBLIGATION TO PROVIDE ASSISTANCE

         Division will not be obligated to provide assistance on Premises if
Dealer:

                 (a) fails to accept a bona fide offer from a prospective purchaser, sublessee or assignee;

                 (b) refuses to execute a settlement agreement with the lessor if the agreement would be without cost to Dealer;

                 (c) refuses to use its best efforts to effect a settlement when requested by Division; or

                 (d) refuses to permit Division to examine Dealer's books and records if necessary to verify claims of Dealer under this Article.

         Any amount payable by Division as rental reimbursement or reasonable rent shall be proportionately reduced if the Premises are leased or sold to another party during the period for which such amount is payable. Payment of rental reimbursement or reasonable rent is waived by Dealer if it does not file its claim therefor within two months after the expiration of the period covered by the payment. Upon request, Dealer will support its claim with satisfactory evidence of its accuracy and reasonableness.

                     ARTICLE 16. DISPUTE RESOLUTION PROCESS

         Division and Dealer agree that mutual respect, trust and confidence are vital to the relationship between Division and Dealer. So that such respect, trust and confidence can be maintained, and differences that may develop between Dealer and Division may be resolved amicably, Division and Dealer agree to resolve disputes in accordance with the Dispute Resolution Process, a copy of which has been provided to Dealer.

                         ARTICLE 17. GENERAL PROVISIONS

17.1     NO AGENT OR LEGAL REPRESENTATIVE STATUS

         This Agreement does not make either party the agent or legal representative of the other for any purpose, nor does it grant either party authority to assume or create any obligation on behalf of or in the name of the others. No fiduciary obligations are created by this Agreement.

17.2     RESPONSIBILITY FOR OPERATIONS

         Except as provided in this Agreement, Dealer is solely responsible for all expenditures, liabilities and obligations incurred or assumed by Dealer for the establishment and conduct of its operations.

17.3     TAXES

         Dealer is responsible for all local, state, federal, or other applicable taxes and tax returns related to its dealership business and will hold General Motors harmless from any related claims or demands made by any taxing authority.

17.4     INDEMNIFICATION BY GENERAL MOTORS

         General Motors will assume the defense of Dealer and indemnify Dealer against any judgment for monetary damages or rescission of contract, less any offset recovered by Dealer, in any lawsuit naming Dealer as a defendant relating to any Product that has not been altered when the lawsuit concerns:

         17.4.1 Breach of the General Motors warranty related to the Product, bodily injury or property damage claimed to have been caused solely by a defect in the design, manufacture, or assembly of a Product by General Motors (other than a defect which should have been detected by Dealer in a reasonable inspection of the Product);

         17.4.2 Failure of the Product to conform to the description set forth in advertisements or product brochures distributed by General Motors because of changes in standard equipment or material component parts unless Dealer received notice of the changes prior to retail delivery of the affected Product by Dealer; or

         17.4.3 Any substantial damage to a Product purchased by Dealer from General Motors which has been repaired by unless Dealer has been notified of the repair prior to retail delivery of the affected Product.

         If General Motors reasonably concludes that allegations other than those set forth in 17.4.1, 17.4.2, or 17.4.3 above are being pursued in the lawsuit, General Motors shall have the right to decline to accept the defense or indemnify dealer or, after accepting the defense, to transfer the defense back to Dealer and withdraw its agreement to indemnify Dealer.

         Procedures for requesting indemnification, administrative details, and limitations are contained in the Service Policies and Procedures Manual under "Indemnification." The obligations assumed by General Motors are limited to those specifically described in this Article and in the Service Policies and Procedures Manual and are conditioned upon compliance by Dealer with the procedures described in the Manual. This Article shall not affect any right either party may have to seek indemnification or contribution under any other contract or by law and such rights are hereby expressly preserved.

17.5     TRADEMARKS AND SERVICE MARKS

         General Motors or affiliated companies are the exclusive owners or licensees of the various trademarks, service marks, names and designs (Marks) used in connection with Products and services.

         Dealer is granted the non-exclusive right to display Marks in the form and manner approved by Division in the conduct of its dealership business. Dealer agrees to permit any designated representative of Division upon the Premises during regular business hours to inspect Products or services in connection with Marks.

         Dealer will not apply to register any Marks either alone or as part of another mark, and will not take nay action which may adversely affect the validity of the Marks or the goodwill associated with them.

         Dealer agrees to purchase and sell goods bearing Marks only from parties authorized or licensed by Division or General Motors.

         Marks may be used as part of the Dealer's name with Division's written approval.

         Dealer agrees to change or discontinue the use of any Marks upon Division's request.

         Dealer agrees that no company owned by or affiliated with Dealer or any of its owners may use any mark to identify a business without Division's written permission.

         Upon termination of this Agreement, Dealer agrees to immediately discontinue, at its expense, all use of Marks. Thereafter, Dealer will not use, either directly or indirectly, any Marks or any other confusingly similar marks in a manner that Division determines is likely to cause confusion or mistake or deceive the public.

         Dealer will reimburse Division for all legal fees and other expenses incurred in connection with action to require Dealer to comply with this
Article 17.5.

17.6     NOTICES

         Any notice required to be given by either party to the other in connection with this Agreement will be in writing and delivered personally or by first class or express mail or by facsimile. Notices to Dealer will be directed to Dealer or its representatives at Dealer's principal place of business and, except for indemnification requests made pursuant to Article 17.4, notices by Dealer will be directed to the appropriate Zone or Branch Manager of the Division(s) of General Motors.

17.7     NO IMPLIED WAIVERS

         The delay or failure of either party to require performance by the other party or the waiver by either party of a breach of any provision of this Agreement will not affect the right to subsequently require such performance.

17.8     ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIES

         Dealer has not paid any fee for this Agreement. Neither this Agreement nor any right granted by this Agreement is a property right.

         Except as provided in Article 12, neither this Agreement nor the rights or obligations of Dealer may be sold, assigned, delegated or otherwise transferred.

         Division may assign this Agreement and any rights, or delegate any obligations, under this Agreement to any affiliated or successor company, and will provide Dealer written notice of such assignment or delegation. Such assignment or delegation shall no relieve Division of liability for the performance of its obligations under this Agreement.

17.9     NO THIRD PARTY BENEFIT INTENDED

         This Agreement is not enforceable by any third parties and is not intended to convey any rights or benefits to anyone who is not a party to this Agreement.

17.10    ACCOUNTS PAYABLE

         All monies or accounts due Dealer are net of Dealer's indebtedness to Division. General Motors and its subsidiaries. In addition, Division may deduct any amounts due or to become due from Dealer to Division or General Motors, or any amounts held by Division, from any sums or accounts due or to become due from Division. General Motors or its subsidiaries.

17.11    SOLE AGREEMENT OF PARTIES

         Except as provided in this Agreement, Division has made no promises to Dealer, Dealer Operator, or dealer owner and there are no other agreements or understanding, either oral or written, between the parties affecting this Agreement or relating to any of the subject matters covered by this Agreement.

         Except as otherwise provided herein, this Agreement cancels and supersedes all previous agreements between the parties that relate to any matters covered herein, except as to any monies which may be owning between the parties.

         No agreement between Division and Dealer which relates to matters covered herein, and no change in, addition to (except the filling in of blank lines) or erasure of any printed portion of this Agreement, will be binding unless permitted under the terms of this Agreement or related documents, or approved in a written agreement executed as set forth in Division's Dealer Sales and Service Agreement.

17.12    APPLICABLE LAW

         This agreement is governed by the laws of the State of Michigan. However, if performance under this Agreement is illegal under a valid law of any jurisdiction where such performance is to take place, performance will be modified to the minimum extent necessary to comply with such law if it was effective as of the effective date of this Agreement.

17.13    SUPERSEDING DEALER AGREEMENTS

         If Division offers a superseding form of dealer agreement to Division's dealers generally at any time prior to expiration of this Agreement, Division may terminate this Agreement by prior written notice to Dealer, provided Division offers Dealer a dealer agreement in the superseding form for a term of not less than the unexpired term of this Agreement.

         Unless otherwise agreed in writing. The rights and obligations of Dealer that may otherwise become applicable upon termination or expiration of the term of this Agreement shall not be applicable if Division and Dealer execute a superseding dealer agreement, and the matured rights and obligations of the parties hereunder shall continue under the new agreement.

         Dealer's performance under any prior agreement may be considered in an evaluation of Dealer's performance under this or any succeeding agreement.

                                    GLOSSARY

1. AREA OF PRIMARY RESPONSIBILITY - The geographic area designated by Division from time to time in a Notice of Area of Primary Responsibility.

2. DEALER - The corporation, partnership or proprietorship that signs the Dealer Agreement with Division.

3. DEALER AGREEMENT - The Dealer Sales and Service Agreement, including the Agreement proper that is executed, the Standard Provisions, all of the related Addenda, the Accounting and Service Policies and Procedures Manuals, and the Terms of Sale Bulletins.

4. DEALERSHIP OPERATIONS - All operations contemplated by the Dealer Agreement. These operations include the sale and service of Products and any other activities undertaken by Dealer related to Products, including rental and leasing operations, used vehicle sales and body shop operations and finance and insurance operations whether conducted directly or indirectly by Dealer.

5. DIVISION - The unit of General Motors Corporation that has entered into a Dealer Agreement with Dealer authorizing it to market and service Division's Motor Vehicles.

6.       GENERAL MOTORS - General Motors Corporation.

7. MOTOR VEHICLES - All current model types or series of new motor vehicles specified in any Motor Vehicle Addendum and all past General Motors motor vehicles marketed through Motor Vehicle Dealers.

8.       PRODUCTS - Motor Vehicles, Parts and Accessories.

9. SERVICE POLICIES AND PROCEDURES MANUAL - The Manual issued periodically which details certain administrative and performance requirements for Dealer service under the Dealer Agreement.

10. SPECIAL VEHICLES - Motor Vehicles that have limited marketability because they differ from standard specifications or incorporate special equipment.

                                   EXHIBIT C


Examples of acceptable and not acceptable printed media advertising are shown below:


               ACCEPTABLE                             NOT ACCEPTABLE
---------------------------------------  --------------------------------------
CHEVROLET        FORD         USED        Chevrolet

     New         New          New                       Ford
     New         New          Used                                  Used

                                          Used         Chrysler     Chevrolet
Used at          Used at                                Ford
Chevrolet        Ford                     Chevrolet
Location         Location                       Used
                                                          1     2     3     4
Location         Location     Location    Locations       -     -     -     -
---------------------------------------  --------------------------------------



Television, radio or other electronic media and any other means of advertising will clearly identify the GM authorized locations and separate the brands of vehicles at each authorized location.